EXHIBIT (J) (II) UNDER FORM N-1A
                                              EXHIBIT 23 UNDER ITEM 601/REG. S-K



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B and Class C and Class K Shares' Prospectuses for Federated Kaufmann Fund; the Class A, Class B and Class C and Class K Shares' Prospectuses for Federated Kaufmann Small Cap Fund and the Class A and Class C and Institutional Shares' Prospectuses for the Federated Strategic Value Fund and "Independent Registered Public Accounting Firm" in the Class A, Class B, Class C and Class K Shares' Statement of Additional Information for Federated Kaufmann Fund and Federated Kaufmann Small Cap Fund and Class A, Class C and Institutional Shares' Statement of Additional Information for Federated Strategic Value Fund in Post-Effective Amendment Number 79 to the Registration Statement (Form N-1A, No. 2-91090) of Federated Equity Funds, and to the incorporation by reference of our reports dated December 11, 2006 on Federated Kaufmann Fund, Federated Kaufmann Small Cap Fund and Federated Strategic Value Fund (three of the portfolios constituting Federated Equity Funds) included in the Annual Reports to Shareholders for the fiscal year ended October 31, 2006.



                                                     ERNST & YOUNG LLP

Boston, Massachusetts
December 26, 2006